Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2022, relating to the financial statements of Immunome, Inc. appearing in the Annual Report on Form 10-K of Immunone, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche, LLP

Philadelphia, Pennsylvania

November 16, 2023